UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 20, 2021

CBAK ENERGY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

BAK Industrial Park, Meigui Street

Huayuankou Economic Zone

Dalian, China, 116450

(Address, including zip code, of principal executive offices)

(86)(411)-3918-5985

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CBAT	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 20, 2021, Dalian CBAK Power Battery Co., Ltd. (“CBAK Power”), a wholly-owned subsidiary of CBAK Energy Technology, Inc. (the “Company”) in China, entered into a framework agreement relating to CBAK Power’s investment in Zhejiang Meidu Hitrans Lithium Battery Technology Co., Ltd (“Hitrans”), pursuant to which CBAK Power will acquire 81.56% of the equity interests of Hitrans (the “Acquisition Agreement”). In our Annual Report on Form 10-K for the fiscal year 2020 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, we disclosed that CBAK Power entered into a framework investment agreement (the “Letter of Intent”) with Hangzhou Juzhong Daxin Asset Management Co., Ltd. (“Juzhong Daxin”) on April 1, 2021 for a potential acquisition of Hitrans and CBAK Power had paid $3.05 million (RMB20 million) to Juzhong Daxin as a security deposit. Hitrans is an unrelated third party engaging in the research, production and sale of lithium-ion battery materials and is one of the key suppliers of the Company in fiscal 2020.

Under the Acquisition Agreement, CBAK Power will acquire 60% ownership of Hitrans from Zhejiang Meidu Graphene Technology Co., Ltd. (“Meidu Graphene”) valued at RMB118 million ($18.21 million) and 21.56% ownership of Hitrans from Hitrans’s management shareholders valued at approximately RMB40.74 million ($6.29 million). Two individuals among Hitrans management shareholders, including Hitrans’s CEO, Mr. Haijun Wu (“Mr. Wu”), will keep 2.50% ownership of Hitrans and New Era Group Zhejiang New Energy Materials Co., Ltd. (“New Era”) will continue to hold 15% ownership of Hitrans after the acquisition.

As of the date of the Acquisition Agreement, the 25% ownership of Hitrans held by Hitrans management shareholders was frozen as a result of a litigation arising from the default by Hitrans management shareholders on debts borrowed from Zhejiang Meidu Pawn Co., Ltd. (“Pawn Co.”) whereby the 25% ownership of Hitrans was pledged as collateral. Mr. Junnan Ye (“Mr. Ye”), acting as an intermediary, will first acquire 22.5% ownership of Hitrans, free of any encumbrances, from Hitrans management shareholders. Pursuant to the Acquisition Agreement, within five days of CBAK Power’s obtaining 21.56% ownership of Hitrans from Mr. Ye, CBAK Power will pay approximately RMB40.74 million ($6.29 million) in cash, which amount shall be used toward the repayment of debts due to Pawn Co.

In addition, as of the date of the Acquisition Agreement, Meidu Graphene’s 60% ownership of Hitrans was frozen as a result of a litigation arising from Hitrans’s failure to make payments to New Era in connection with the purchase of land use rights, plants, equipment, pollution discharge permit and other assets (the “Assets”) under certain asset transfer agreements as well as Meidu Graphene’s guarantee for Hitrans’s payment obligations thereunder. As a part of the transaction, CBAK Power will enter into a loan agreement with Hitrans to lend Hitrans approximately RMB131 million ($20.22 million) (the “Hitrans Loan”) by remitting approximately RMB131 million into the account of Shaoxing Intermediate People’s Court (the “Court”) to remove the freeze on Meidu Graphene’s 60% ownership of Hitrans. Moreover, Juzhong Daxin will return RMB15 million ($2.32 million) of the security deposit to CBAK Power before CBAK Power wires approximately RMB131 million to the Court and will retain RMB5 million ($0.77 million) as commission for facilitating the acquisition. CBAK Power will pay all other fees due to Juzhong Daxin in accordance with the Letter of Intent.

According to the Acquisition Agreement, Mr. Ye will first acquire 60% ownership of Hitrans, free of any encumbrances, from Meidu Graphene. Thereafter, CBAK Power will assign RMB118 million of the Hitrans Loan to Mr. Junnan Ye as consideration for the acquisition of 60% ownership of Hitrans from Mr. Ye (the “Assignment”). Hitrans shall repay RMB118 million to Mr. Ye in accordance with a separate loan repayment agreement (the “Loan Repayment Agreement”) to be entered into among Mr. Ye, Hitrans, CBAK Power and Mr. Wu. Under the Loan Repayment Agreement, Hitrans shall repay Mr. Ye at least RMB70 million ($10.80 million) within two months of obtaining the title to the Assets from New Era and the remaining balance by December 31, 2021, with a fixed interest of RMB3.5 million ($0.54 million) which can be reduced by up to RMB1 million ($0.15 million) if the loan is prepaid. CBAK Power will provide guarantee to Mr. Ye on Hitrans’s repayment obligations under the Loan Repayment Agreement. Hitrans shall repay the remaining approximately RMB13 million ($2.01 million) of the Hitrans Loan to CBAK Power at an interest rate of 6% per annum, maturing in one year from the date of the Assignment.

The foregoing description of the Acquisition Agreement and the Loan Repayment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

CBAK Power aims to complete the acquisition of 81.56% ownership of Hitrans in the third quarter of 2021. The Company expects to strengthen its competitiveness and supply chain in the market of high power lithium batteries through this acquisition.

ITEM 8.01. OTHER EVENTS

On July 26, 2021, the Company issued a press release announcing the entry into the Acquisition Agreement, a copy of which is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit	Description
10.1	English translation of Framework Agreement Relating to Dalian CBAK Power Battery Co., Ltd.’s Investment in Zhejiang Meidu Hitrans Lithium Battery Technology Co., Ltd., dated July 20, 2021
10.2	English translation of Form of Loan Repayment Agreement
99.1	Press Release

***

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are “forward-looking statements” as the term is defined under applicable securities laws. These statements include, without limitation, the anticipated timing of the completion of the Hitrans acquisition and the benefits thereof. These and other forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements. Such risks and uncertainties are, in many instances, beyond the Company’s control. Forward-looking statements, which are presented as of the date of this filing, will not be updated to reflect events or circumstances after the date of this report except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBAK ENERGY TECHNOLOGY, INC.

Date: July 26, 2021	By:	/s/ Xiangyu Pei
Xiangyu Pei
Interim Chief Financial Officer

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